Exhibit 99.1

LUCID ANNOUNCES EXTENSION OF REDEMPTION DATE FOR ITS PUBLIC WARRANTS

NEWARK, CA — October 14, 2021 — Lucid Group, Inc. (the “Company”), which is setting new standards with its advanced luxury EVs, today announced that it is extending the redemption date of its public warrants (the “Public Warrants”) until 5:00 p.m. Eastern Time on October 29, 2021 (the “New Redemption Date”) to allow holders of Public Warrants additional time to exercise their Public Warrants. Although the Company met and exceeded all notice requirements under the warrant agreement and is not required to take this action, the Company expects that this will help retail investors in particular who may have been unaware of the initial redemption notice or terms of the warrant agreement.

The Company previously announced on September 8, 2021, that it would redeem (the “Redemption”) all of its Public Warrants that remained outstanding at 5:00 p.m. Eastern Time on October 8, 2021 (the “Initial Redemption Date”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). The Company publicly announced the Initial Redemption Date through a press release to the newswire and on its website and a Form 8-K filed with the press release with the Securities and Exchange Commission. As disclosed in the press release, in connection with the Redemption, the Company elected to require that any exercises of Public Warrants be made on a “cashless” basis, entitling each warrant holder to receive 0.4458 of a share of the Company’s Class A common stock for each Public Warrant surrendered for exercise. Pursuant to the terms of the Public Warrants, any Public Warrants that were not exercised prior to the Initial Redemption Date were reduced to the right to receive the Redemption Price. On October 13, 2021, the Public Warrants were delisted from The Nasdaq Stock Market (“Nasdaq”) following the Company’s confirmation to Nasdaq that, as a result of the Redemption, no Public Warrants remained outstanding.

The Company has now determined to accommodate holders of Public Warrants that failed to exercise their Public Warrants prior to the Initial Redemption Date, by extending the Initial Redemption Date to the New Redemption Date. Holders of remaining unexercised Public Warrants can now elect to exercise their Public Warrants on a cashless basis at any time prior to the New Redemption Date. The Redemption and such exercises otherwise remain subject to the terms of the Redemption Notice and the warrant agreement. The Public Warrants are no longer listed on Nasdaq and will not be relisted. Any holder of Public Warrants on the New Redemption Date will thereafter have no rights with respect to such Public Warrants except to receive the Redemption Price. The Company will not offer a guaranteed delivery process.

Questions concerning the Redemption and exercise of the Public Warrants can be directed to Equiniti Trust Company, P.O. Box 64874, St. Paul, MN 55164-0874, Attention: EQ Shareowner Services, telephone number (833) 914-2119. Lucid encourages warrant holders who wish to exercise to do so promptly to ensure that their exercise is processed before the new redemption deadline. If warrants are held with a broker, please work with your broker.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating the most captivating electric vehicles, centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design underpinned by race-proven technology. Lucid Air features a luxurious full-size interior space in a mid-size exterior footprint. Customer deliveries of Lucid Air, which is produced at Lucid’s new factory in Casa Grande, Arizona, are planned to begin in late October.

Investor Relations Contact

investor@lucidmotors.com

Trademarks

This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations related to the start of production and deliveries of the Lucid Air and Lucid Gravity, the performance, range, and other features of the Lucid Air, construction and expansion of the Company’s AMP-1 manufacturing facility, and the promise of the Company’s technology. These statements are based on various assumptions, and actual events and circumstances may differ. Forward-looking statements are subject to a number of risks and uncertainties, including factors discussed in the Company’s Registration Statement on Form S-1, as amended, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in each case, under the heading “Risk Factors,” as well as other documents of the Company that are filed, or will be filed, with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

2